UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported) December 17, 2021
Quotient Technology Inc.
(Exact name of Registrant as specified in its charter)
Delaware	001-36331	77-0485123
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1260 East Stringham Avenue, Suite 600 Salt Lake City, Utah 84106
(Address of principal executive offices)
(650) 605-4600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	QUOT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On December 17, 2021, Christy Wyatt notified Quotient Technology Inc. (the “Company”) and its Board of Directors (the “Board”) that she intends to resign from the Board no later than the 2022 annual meeting of stockholders of Absolute Software Corporation (“Absolute”). The 2021 annual meeting of stockholders of Absolute was held on December 14, 2021.

Ms. Wyatt is the chief executive officer (“CEO”) of Absolute, a public company, and also serves on the boards of directors of Absolute and Silicon Laboratories Inc., a public company. Ms. Wyatt has advised the Company that her commitment to resign from the Board is driven by the belief of certain institutional investors and proxy advisory firms that CEOs should not serve on the board of directors of more than two public companies. Ms. Wyatt’s decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Following the effectiveness of Ms. Wyatt’s resignation as a Class I director, the Board will have two directors serving in Class I (Steve Horowitz and Alison Hawkins) whose term expires in 2024; two directors serving in Class II (Steven Boal and Robert McDonald) whose term expires in 2022; and three directors serving in Class III (Andrew Gessow, Lorraine Hariton and David Oppenheimer) whose term expires in 2023, assuming no further changes to the current Board prior to the effectiveness of Ms. Wyatt’s resignation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Quotient Technology Inc.
By: /s/ Connie Chen
Connie Chen
General Counsel, Compliance Officer and Secretary
Date: December 20, 2021